Exhibit 99.2

Unaudited Pro Forma Combined Financial Statements

as of March 31, 2013 and for the three months ended March 31, 2013

The following unaudited pro forma combined balance sheet as of March 31, 2013 and the unaudited pro forma combined statement of income for the three months ended March 31, 2013 are based on the historical financial statements of Starwood Property Trust, Inc. (“STWD” or the “Company”) and LNR Property LLC (“LNR”) after giving effect to STWD’s acquisition of approximately $859 million of LNR’s business. The remainder of the business was acquired by an investment fund controlled by an affiliate of STWD’s external manager.  The transaction was completed using the acquisition method of accounting and adjustments described in the accompanying notes to the unaudited pro forma combined financial statements have been made as if such acquisition had occurred as of March 31, 2013 for purposes of the unaudited pro forma combined balance sheet and as of January 1, 2013 for purposes of the unaudited pro forma combined income statement for the three months ended March 31, 2013.

The transaction is being accounted for as a business combination using the acquisition method of accounting in accordance with Accounting Standards Codification No. 805 (“ASC 805”), Business Combinations. Under the acquisition method of accounting, the total estimated cash purchase price of $859 million, together with the estimated fair value of the liabilities assumed in the transaction, is allocated to the tangible and intangible assets acquired, based on their estimated fair values. In preparing the accompanying unaudited pro forma combined financial statements, management has generally allocated its aggregate purchase consideration based upon (i) the amounts reported in the LNR historical financial statements for any assets that are reported at fair value in accordance with LNR’s historical accounting policies, or (ii) management’s preliminary estimates of fair value.  The allocation of the estimated purchase price is preliminary pending finalization of management’s estimates and/or adjusting for any differences between LNR’s estimate of the fair value of certain assets and that of STWD. Final purchase accounting adjustments may differ materially from the pro forma adjustments presented herein.

The unaudited pro forma combined financial statements are based upon available information, preliminary estimates and certain assumptions that we believe are reasonable in the circumstances, as set forth in the notes to the unaudited pro forma financial statements. The unaudited pro forma combined financial statements do not take into account any synergies or cost savings that may be realized as a result of the acquisition.

The unaudited pro forma combined financial statements are presented for informational purposes only and are not necessarily indicative of the future financial position or results of operations of the combined company or the combined financial position or the results of operations that would have been realized had the acquisition transaction been consummated during the period or as of the dates for which the unaudited pro forma combined financial statements are presented.

Certain conforming reclassification adjustments have been made to the STWD and LNR historical financial statement presentations. The pro forma financial information should be read in conjunction with, and is qualified by reference to STWD’s historical consolidated financial statements and notes thereto, and those of LNR, which are included herein.

Starwood Property Trust, Inc.

Unaudited Pro Forma

Combined Balance Sheet

March 31, 2013

(Amounts in thousands, except share and per share data)

	Historical STWD 3/31/13	Historical LNR 3/31/13	LNR Pro Forma Adjustments		STWD Pro Forma Adjustments		STWD Pro Forma
Assets
Cash & cash equivalents	$173,074	$225,105	$(225,105	)(A)	$(53,028	)(A)	$120,046
Restricted cash	41,469	1,821	23,100	(B)	—		66,390
Loans held for investment	2,530,489	8,237	—		—		2,538,726
Loans held for sale	378,690	—	—		—		378,690
Loans held for sale at fair value	—	221,552	—		—		221,552
Loans transferred as secured borrowings	85,763	—	—		—		85,763
Mortgage-backed securities, available-for-sale	635,533	—	—		—		635,533
Investment securities, at fair value	—	71,018	—		—		71,018
Securities, held to maturity	37,190	—	—		—		37,190
Land held for investment	—	92,280	(92,280	)(C)	—		—
Investment in unconsolidated entities	—	230,033	(133,271	)(D)	—		96,762
Other investments	430,044	—	—		—		430,044
Receivable for securities sold	206,608	—	—		—		206,608
Derivative assets	14,933	4,367	—		—		19,300
Intangible assets - servicing rights	—	136,438	26,519	(E)	—		162,957
Other intangible assets acquired	—	—	12,800	(F)	—		12,800
Goodwill	—	237,538	(88,893	)(G)	—		148,645
Accrued interest	20,500	—	—		—		20,500
Other assets	56,675	35,867	(3,108	)(H)	7,122	(J)	96,556
Variable interest entity assets, at fair value	—	92,490,515	—		—		92,490,515
Total Assets	$4,610,968	$93,754,771	$(480,238)		$(45,906)		$97,839,595

Liabilities
Accounts payable, accrued expenses, and other liabilities	$66,078	$82,255	$(18,016	)(I)	$(5,400	)(N)	$124,917
Related party payable	11,110	—	—		—		11,110
Dividends payable	60,147	—	—		—		60,147
Derivative liabilities	17,468	894	—		—		18,362
Secured financing agreements	1,027,820	137,532	—		300,000	(J)	1,465,352
Convertible senior notes	560,423	—	—		—		560,423
Loan transfer secured borrowings	87,523	—	—		—		87,523
Debts Payable	—	275,811	(222,783	)(A)	(53,028	)(A)	—
Variable interest entity liabilities, at fair value	—	92,151,320	—		—		92,151,320
Total Liabilities	1,830,569	92,647,812	(240,799)		241,572		94,479,154

Equity
Preferred stock, $0.01 per share, 100,000,000 shares authorized, no shares issued and outstanding	—	—	—		—		—
Common stock, $0.01 per share, 500,000,000 shares authorized, and 136,326,045 issued and 135,700,195 outstanding as of March 31, 2013	1,363	—	—		216	(K)	1,579
Additional paid in capital	2,754,491	—	—		582,730	(K)	3,337,221
Treasury stock (625,850 shares as of March 31, 2013)	(10,642)	—	—		—		(10,642)
Accumulated other comprehensive income	70,544	7,705	(7,705	)(L)	—		70,544
Members’ equity	—	509,255	(509,255	)(L)	—		—
(Accumulated deficit) retained earnings	(70,305)	581,280	(581,280	)(L)	(11,623	)(M)	(81,928)

Total STWD Stockholders’ Equity	2,745,451	—	—		571,323		3,316,774

Total Members’ Equity	—	1,098,240	(1,098,240)		—		—
Non-controlling interests in consolidated subsidiaries	34,948	8,719	—		—		43,667
Total Equity	2,780,399	1,106,959	(1,098,240)		571,323		3,360,441
Total Liabilities & Equity	$4,610,968	$93,754,771	$(1,339,039)		$812,895		$97,839,595

Starwood Property Trust, Inc.

Unaudited Pro Forma

Combined Income Statement

Three months Ended March 31, 2013

(Amounts in thousands, except share and per share data)

Historical STWD	Historical LNR	LNR Pro Forma Adjustments	STWD Pro Forma Adjustments	STWD Pro Forma
Revenues:
Interest income from mortgage-backed securities	$15,428	$5,309	$—	$—	$20,737
Interest income from loans	67,765	1,805	—	—	69,570
Servicing fees	—	43,158	—	—	43,158
Management fees	—	4,269	(3,783	)(A)	—	486
Rental income & other fees	—	318	(54	)(A)	—	264
Total revenues	83,193	54,859	(3,837)	—	134,215
Costs and Expenses:
General and administrative	4,286	41,124	(3,019	)(A)	—	42,391
Management fees	14,275	—	—	6,963	(E)	21,238
Interest	16,987	4,889	(3,971	)(B)	2,879	(F)	20,784
Business combination costs	4,391	—	4,391
Investment pursuit costs	81	—	—	—	81
Cost of rental operations	—	274	(274	)(A)	—	—
Depreciation and amortization	—	1,157	447	(C)	—	1,604
Loan loss allowance	30	—	—	30
Total costs and expenses	40,050	47,444	(6,817)	9,842	90,519
Income before other income (expense) and income taxes	43,143	7,415	2,980	(9,842)	43,696
Income of consolidated VIEs, net	—	32,060	—	—	32,060
Equity in earnings and impairments of unconsolidated entities	—	348	1,445	(A)	—	1,793
Net gains on sales of investments	13,859	169	(169	)(A)	—	13,859
Net gains (losses) on derivative instruments	16,228	(379)	—	—	15,849
Change in fair value of mortgages held for sale	—	16,722	—	—	16,722
Other-than-temporary impairments on mortgage-backed securities	(42)	—	—	—	(42)
Change in fair value of investment securities, at fair value	405	(7,544)	—	—	(7,139)
Change in fair value of servicing rights	—	(6,285)	—	—	(6,285)
Foreign currency (losses) gains	(7,666)	392	—	—	(7,274)
Other (expense) income, net	(1,726)	1,415	(135	)(A)	—	(446)
Income from continuing operations before income taxes	64,201	44,313	4,121	(9,842)	102,793
Income tax (provision) benefit	(777)	(1,122)	(10,637	)(D) (F)	(12,536)
Net income from continuing operations before non-controlling interests	63,424	43,191	(6,516)	(9,842)	90,257
Net (income) loss attributable to non-controlling interests	(1,181)	(738)	—	—	(1,919)
Income from continuing operations	$62,243	$42,453	$(6,516)	$(9,842)	$88,338
Diluted Earnings Per Share - As Previously Reported	$0.46
Diluted Earnings Per Share - Pro Forma	$0.56	(G)

Notes to Unaudited Pro Forma

Combined Financial Statements

1.              Description of Transaction

On April 19, 2013, Starwood Property Trust, Inc. (“STWD” or the “Company”) acquired, from the owners of LNR Property LLC (“LNR”), the following LNR business segments for a total cash purchase price of approximately $859 million. The remainder of the LNR businesses, totaling approximately $190 million, were acquired by an investment fund controlled by an affiliate of STWD’s external manager, and are not reflected herein:

•                                        U.S. Special Servicer — A U.S. special servicer of commercial loans with over $128.9 billion in loans under management and real estate owned as of March 31, 2013;

•                                        U.S. Investment Securities Portfolio — a portfolio of whole loans, CMBS and collateralized debt obligation (“CDO”) investments;

•                                        Archetype Mortgage Capital (“AMC”) — a commercial real estate conduit loan origination platform;

•                                        Archetype Financial Institution Services — an acquirer, manager, and servicer of portfolios of small balance commercial loans;

•                                        LNR Europe — consists of Hatfield Philips, a wholly-owned subsidiary that is an independent primary and special servicer in Europe, and a non-controlling interest in LNR European Investment Fund, a European CRE debt fund; and

•                                        Auction.com (“ADC”) — 50 percent of LNR’s interest in a real estate exchange selling residential and commercial real estate via auction.

2.              Funding Sources

STWD funded the acquisition of LNR with cash. In addition to the purchase price of $859 million described above, STWD incurred transaction and financing costs aggregating $24 million. The sources for the purchase price and transaction costs were as follows (amounts in thousands, except shares and share price):

Issuance of 21,602,594 shares of common stock, at an offering price of $26.985 (price of the common stock offering which priced on April 9, 2013)	$582,946
Borrowings under term loan closed on April 19, 2013	300,000
Total Sources	$882,946

3.              Fair value of assets acquired, liabilities assumed, and calculation of goodwill

In accordance with the guidelines for preparing pro forma financial statements, the total purchase price has been allocated in the accompanying unaudited pro forma combined financial statements based upon (i) the amounts reported in the LNR historical financial statements for any assets that are reported at fair value in accordance with LNR’s historical accounting policies, or (ii) management’s preliminary estimates of fair value.  The allocation to LNR’s tangible and intangible assets and liabilities under this methodology as if the transaction occurred as of March 31, 2013, is as follows (amounts in thousands):

Assets Acquired
Cash	$—
Restricted cash	24,921
Mortgage loans held for investment	8,237
Mortgage loans held for sale	221,552
Investment securities	71,018
Investment in unconsolidated entities	96,762
Servicing rights	162,957
Net equity in variable interest entity assets (a)	339,195
Other intangible assets	12,800
Other assets, restricted cash, derivative assets, and accrued interest	37,126
Liabilities Assumed
Accounts payable,accrued expenses, and other liabilities	(65,134)
Secured financing arrangements	(137,532)
Debts payable	(53,028)
Non-controlling interests	(8,719)
Net assets acquired	$710,155

(a)         Represents the excess fair value of variable interest entity assets of $92,490,515 over variable interest entity liabilities of $92,151,320.

Goodwill represents the excess of the purchase price over the fair value of the underlying net tangible and identifiable intangible assets acquired and liabilities assumed. This determination of goodwill is preliminary, and is subject to change when the evaluation is complete. A preliminary determination of the goodwill is as follows (amounts in thousands):

Total purchase price	$858,800
Preliminary estimate of the fair value of the net assets acquired	(710,155)
Goodwill	$148,645

4.              Pro Forma Adjustments

The accompanying unaudited pro forma combined financial statements have been prepared as if the acquisition had occurred as of March 31, 2013 for balance sheet purposes and as of January 1, 2013 for income statement purposes and reflect the following pro forma adjustments (amounts in thousands, except share and per share amounts):

Pro Forma Unaudited Combined Balance Sheet as of March 31, 2013:

(A)       Reflects (i) the required repayment of an LNR credit facility in connection with the transaction, which had an outstanding balance of $268,125 as of March 31, 2013,  (ii) in LNR column an adjustment to eliminate $10,008 of cash related to the portion of LNR that STWD did not acquire, and (iii) in LNR column an adjustment to eliminate $7,686 of debts payable which STWD did not assume.

(B)       Adjustment to add the estimated funds that were required to be transferred to a trust in connection with the transaction, with such funds being reserved for future distributions to certain LNR employees to the extent that they voluntarily continue their employment for a period of nine months subsequent to the transaction closing.

(C)       Adjustment to eliminate LNR’s investments in land and land development, which STWD did not acquire.

(D)       Net adjustment to eliminate LNR’s investments in unconsolidated entities which STWD did not acquire, and to reflect the fair value of LNR’s investments in unconsolidated entities that STWD acquired.  The aggregate estimated fair value of the investments acquired is $96.8 million, which is principally comprised of 50% of LNR’s non-controlling equity investment in Auction.com and its non-controlling interest in a European debt venture.

(E)        Represents an adjustment to reflect the estimated fair value of the portion of special servicing rights that STWD acquired that were not reported at fair value in LNR’s March 31, 2013 balance sheet.

(F)         Adjustment reflects the estimated fair value of the other intangible assets acquired, including internally developed technology, customer relationships, and other contracts and arrangements.

(G)       Represents goodwill related to the transaction. See Note 3 to these unaudited pro forma combined financial statements.

(H)      Represents an adjustment to reflect the estimated fair value of other assets that STWD acquired.

(I)           Adjustments to eliminate the accounts payable and accrued liabilities, and other liabilities, respectively, related to the commercial property division of LNR that STWD did not assume.

(J)           In connection with closing the acquisition, STWD entered into a $300 million term loan facility that has a seven year term and an expected interest rate of 3.5% and an overall borrowing cost of 3.84% per annum. In addition, the fees to obtain the facility were $7,122, which are reflected as an adjustment to other assets.

(K)      Represents the assumed issuance of 21,602,594 shares of STWD common stock, at an offering price of $26.985 (the price of the common stock offering which priced on April 9, 2013), as described in Note 2 to the unaudited pro forma combined financial statements.

(L)        Adjustment represents the elimination of LNR’s historical equity in combination.

(M)    Represents the estimated total third party costs not already accrued and incurred through March 31 2013, such as merger and acquisition fees to STWD’s advisor on the transaction, as well as legal, accounting, and other third party due diligence costs. All such costs are required to be expensed immediately in the income statement under ASC 805. As required by the pro forma financial statement guidelines, such amounts have not been reflected in the unaudited pro forma combined income statement for the three months ended March 31, 2013 as they do not have a recurring impact on net income, but are reflected as an adjustment to Accumulated deficit in the March 31, 2013 unaudited pro forma combined balance sheet.

(N)       Represents the payment of business combination costs that were accrued as of March 31, 2013 in the STWD balance sheet.

Pro Forma Unaudited Combined Income Statement for the Three months Ended March 31, 2013:

(A)       Adjustment represents the elimination of revenues, expenses, and gains related to the commercial property division of LNR, which STWD did not acquire.

(B)       Adjustment represents the elimination of interest expense related to borrowings under an LNR credit facility that is required to be repaid in connection with the transaction. See discussion of the debt repayment in Note (A) to the pro forma combined balance sheet.

(C)       Represents an adjustment to increase depreciation and amortization based upon the preliminary estimates of fair value of certain tangible and intangible assets, as disclosed in Note 3 to the unaudited combined pro forma financial statements.

(D)       STWD has previously elected to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. Accordingly, STWD is not subject to federal income tax as long as certain asset, income, dividend distribution and stock ownership tests are met. A REIT’s net income from prohibited transactions is subject to a 100% penalty tax.  STWD intends to conduct certain of the business activities that will be acquired from LNR in one or more taxable REIT subsidiaries (“TRSs”), primarily the loan servicing and loan conduit operations, as well as its investment in ADC.  Certain investments may be made and activities conducted in a TRS that (i) may otherwise be subject to the prohibited transactions tax and (ii) may not be favorably treated for purposes of complying with the various requirements for REIT qualification. The income, if any, within a TRS is subject to federal and state income taxes applicable to domestic C corporations.  This adjustment represents the estimated additional income tax expense that would have been incurred had STWD conducted such activities in TRS entities during the three months ended March 31, 2013, based upon statutory rates.  This adjustment has been made for pro forma financial statement purposes only, and does not represent income tax obligations that will be assumed or paid by STWD in connection with the transaction, or income taxes that will be incurred in the future.

(E)        Represents an adjustment to add the incremental base management and incentive fees that would be incurred as a result of the assumed equity offering as described in Note 2 to the unaudited combined pro forma financial statements and Note (K) to the unaudited combined pro forma balance sheet, as well as LNR’s operating results for the three months ended March 31, 2013.

The base management fee is calculated as follows:

Assumed proceeds from equity raise	$582,946
Annual base management fee rate	1.50%
Annual base management fee (on annual basis)	$8,744
Annual base management fee (for one quarter)	$2,186

The incremental incentive fee adjustment of $4,841 represents the additional incentive fee that would have been incurred if the assumed equity issuance described in footnote (K) of the notes to the unaudited pro forma combined balance sheet had occurred on January 1, 2013, and the Core earnings of LNR, calculated using the amounts in LNR’s income statement for the three months ended March 31, 2013 in accordance with the STWD definition, were both incorporated into STWD’s historical Core earnings computation in the fourth quarter of 2013.  Refer to note 9 of STWD’s 2013 consolidated financial statements for a description of the incentive fee terms.

(F)         As disclosed in Note (J) to the unaudited combined pro forma balance sheet, STWD entered into a $300 million term loan facility that has a seven year term and an expected interest rate of 3.5% and an overall borrowing cost of 3.84% per annum in connection with closing the LNR acquisition.

(G)       Represents the pro forma combined earnings per share, including the impact of the common equity issuance that is assumed in Note 2 to the combined pro forma financial statements, calculated as follows (amounts in thousands except for share and per share amounts):

	As Reported	Pro Forma
Income from continuing operations attributable to Starwood Property Trust, Inc.	$62,243	$88,338
Income allocated to participating securities	(454)	(454)
Numerator for basic and diluted earnings per share	$61,789	$87,884
Weighted average shares used in diluted earnings per share	135,479,543	157,082,137
Diluted income per share	$0.46	$0.56